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                                                                       Exhibit 5

                                                     December 10, 2004

Masco Corporation
21001 Van Born Road
Taylor, MI 48180

         RE:      MASCO CORPORATION
                  REGISTRATION STATEMENT ON FORM S-4

Dear Sirs:

         I am acting as your counsel in connection with the Registration Statement on Form S-4 under the Securities Act of 1933, as amended, in which this opinion is included as Exhibit 5, registering an aggregate of $1,874,978,000 principal amount at maturity of Zero Coupon Convertible Senior Notes, Series B Due 2031 (the "Notes") of Masco Corporation, a Delaware corporation (the "Company"), and 34,383,159 shares of Company Common Stock, $1.00 par value, that may be issued upon conversion of the Notes (the "Conversion Shares") and the related preferred stock purchase rights (the "Conversion Rights").

         I, or attorneys under my supervision upon whom I am relying, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and corporate records, as I have deemed necessary or advisable for the purpose of this opinion. Based upon the foregoing, I am of the opinion that:

                  (1) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware; and

                  (2) The issuance of the Notes and the related Conversion Shares and Conversion Rights have been duly authorized by appropriate corporate action, and when the Notes and related Conversion Shares and Conversion Rights have been duly issued as described in the Registration Statement, including the Prospectus relating to the Notes, the Notes, the Conversion Shares, and the Conversion Rights will be legally issued, fully paid and nonassessable and the Notes and Conversion Rights will be valid and binding obligations of the Company.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Company's Registration Statement on Form S-4. I also consent to the reference to me under the caption "Legal Opinion" in the Prospectus.

                                                     Very truly yours,

                                                      /s/ John R. Leekley
                                                     --------------------------
                                                     John R. Leekley
                                                     Senior Vice President
                                                     and General Counsel